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                                                                   EXHIBIT 10.59

                               THIRD AMENDMENT TO
                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Third Amendment") is entered into as of March 12, 2004, by and between SILICON VALLEY BANK, a California-chartered bank (the "Bank"), and CRITICAL PATH, INC., a California corporation (the "Borrower"), in reliance on the following:

                                    RECITALS

         A. On or about March 31, 2000, the Borrower entered into that certain Indenture (the "Indenture") between the Borrower and State Street Bank and Trust Company of California, N.A., a national banking association organized under the laws of the United States (the "Trustee"), pursuant to which the Borrower issued approximately $38,000,000.00 of Convertible Subordinated Notes (the "Notes") due to mature on April 1, 2005 (the "Note Payment Date") to a group of investors lead by the Cheung Kong Group and its Hutchison Whampoa Limited affiliates (the "Cheung Kong Investors"), among other investors.

         B. On or about July 18, 2003, the Borrower and the Bank entered into that certain Amended and Restated Loan and Security Agreement (the "Loan Agreement") pursuant to which the Bank made available to the Borrower a revolving credit facility (the "Senior Debt Facility") in the principal amount of up to $15,000,000.00.

         C. On or about November 18, 2003, the Borrower entered into that certain Convertible Note Purchase and Exchange Agreement among the Borrower, General Atlantic Partners 74, L.P. ("GAP 74"), GAP Coinvestment Partners II, L.P. ("GAP Coinvestment"), GapStar, LLC ("GapStar") and GAPCO GmbH & Co. KG ("GAPCO" and, together with GAP 74, GAP Coinvestment and GapStar, the "Investors"), and the other entities listed on the signature pages thereto (collectively with the notes and other documents executed and delivered by the Borrower in connection therewith, as amended in accordance with the terms of the First Subordination Agreement defined below, the "First Junior Debt Documents"), pursuant to which the Borrower issued to such Investors convertible notes in the aggregate principal amount of $10,000,000.00 (the "First Junior Debt") and granted a security interest to the Investors in certain of the Collateral on November 26, 2003.

         D. The Bank consented to the Borrower's entering into the First Junior Debt Documents and performing its obligations thereunder pursuant to the terms of that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of November 26, 2003 (the "Amendment"). The Amendment provided, in part, that the Investors would enter into that certain Subordination Agreement with the Bank dated as of November 26, 2003 (the "First Subordination Agreement") to evidence the terms by which the First Junior Debt is subordinated to the Senior Debt Facility.

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         E.       On or about January 16, 2004, the Borrower entered into that certain Convertible Note Purchase Agreement dated as of January 16, 2004, by and among the Borrower as issuer, on the one hand, and Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Partners, L.P., Zaxis Offshore Limited, Zaxis Institutional Partners, L.P., and Passport Master Fund, L.P. as creditors (collectively, the "Second Subordinated Creditors"), on the other hand, and the Notes, the Guaranty and Security Agreement and the other documents executed and delivered in connection therewith (collectively, the "Second Junior Debt Documents").

         F. The Bank consented to the Borrower's entering into the Second Junior Debt Documents and the Borrower's granting to the Second Subordinated Creditors a security interest in certain of the Collateral, all as more fully set forth in the Second Junior Debt Documents, conditioned upon the execution and delivery by the Second Subordinated Creditors of a "Second Subordination Agreement" by and among the Bank, as senior creditor, and the Second Subordinated Creditors, as junior creditors, in form and substance acceptable to the Bank, and the consent of the Investors to the Borrower's entering into the Second Junior Debt Documents.

         G. On or about January 30, 2004, the Borrower entered into that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of January 30, 2004 (the "Second Amendment"). The Second Amendment provided, in part, an extension of the Maturity Date to October 31, 2004. The Loan Agreement as amended by the Amendment and the Second Amendment, along with all other documents entered into by the parties in connection with the Loan Agreement, the Amendment and the Second Amendment, are hereinafter referred to as the "Senior Loan Documents," and each capitalized term used in this Third Amendment shall have the meaning accorded to it in the Senior Loan Documents unless it is otherwise defined herein.

         H. On or about March 9, 2004, the Borrower entered into that certain Convertible Note Purchase Agreement dated as of March 9, 2004, by and among the Borrower as issuer, on the one hand, and Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Partners, L.P., Zaxis Offshore Limited, Zaxis Institutional Partners, L.P., Guggenheim Portfolio Company XIII, Crosslink Crossover Fund IV, L.P., Sagamore Hill Hub Fund, Ltd., Criterion Capital Partners, Ltd. Criterion Capital Partners, Institutional, Criterion Capital Partners, L.P. and Capital Ventures International as creditors (collectively, the "Third Subordinated Creditors"), on the other hand, and the Notes, the Guaranty and Security Agreement and the other documents executed and delivered in connection therewith (collectively, the "Third Junior Debt Documents").

         I. The Bank consented to the Borrower's entering into the Third Junior Debt Documents and the Borrower's granting to the Third Subordinated Creditors a security interest in certain of the Collateral, all as more fully set forth in the Third Junior Debt Documents, conditioned upon the execution and delivery by the Third Subordinated Creditors of a "Third Subordination Agreement" by and among the Bank, as senior creditor, and the Third Subordinated Creditors, as junior creditors, in form and substance acceptable to the Bank, and the consent of the Investors and Second Subordinated Creditors to the Borrower's entering into the Third Junior Debt Documents.

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         J.       The Borrower now desires to amend the Senior Loan Documents further in order to extend the Maturity Date, and the Bank is willing to do so upon the terms set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in reliance upon the foregoing and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.       Change in the Calculation of the Credit Limit.

         1.1 The Credit Limit. On and after the date on which this Third Amendment becomes effective pursuant to Section 9 hereof (the "Effective Date"), the Credit Limit shall be an amount equal to the lesser of (i) $6,000,000.00 or
(ii) the Borrowing Base. Section 1.1 of Schedule 1 to the Loan Agreement ("Schedule 1") is hereby amended accordingly.

         1.2 Definition of the Borrowing Base. The following definition hereby replaces in full the definition of Borrowing Base set forth in Section
1.2 of Schedule 1, and said Section 1.2 is hereby amended accordingly:

                  (a) During the period commencing on the Effective Date and ending on March 31, 2005, the Borrowing Base shall be the sum of (i) eighty percent (80%) of the amount of Eligible Accounts, plus (ii) one hundred percent (100%) of the unrestricted Investment Cash, plus (iii) one hundred percent (100%) of the face amount of all letters of credit issued to the Bank, as beneficiary thereof, by such bank(s) and in such form as is acceptable to the Bank in its sole discretion.

                  (b) On or after April 1, 2005, the Borrowing Base shall be the sum of (i) $3,000,000.00, plus (ii) eighty percent (80%) of the amount of Eligible Accounts, plus (iii) one hundred percent (100%) of the unrestricted Investment Cash, plus (iv) one hundred percent (100%) of the face amount of all letters of credit issued to the Bank, as beneficiary thereof, by such bank(s) and in such form as is acceptable to the Bank in its sole discretion.

2. Change in the Interest Rate. On and after the Effective Date, the Borrower shall pay interest on all loans at a rate determined for each calendar month as follows: (i) so long as the Borrower maintains at least $15,000,000.00 on deposit with the Bank and its Affiliates at all times during such calendar month, the Prime Rate plus one and one-half percent per annum (1.50% p.a.); (ii) if the Borrower maintains less than $15,000,000.00 but at least $5,000,000.00 on deposit with the Bank and its Affiliates at all times during such calendar month, the Prime Rate plus two percent per annum (2.00% p.a.); and (iii) if at any time during such month the Borrower maintains less than $5,000,000.00 on deposit with the Bank and its Affiliates, the Prime Rate plus three percent per annum (3.00% p.a.). In no event shall the Prime Rate be less than 4.00% per annum for purposes of the Senior Loan Documents. Section 2 of Schedule 1 is hereby amended accordingly.

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3.       Fees.

         3.1 The Facility Fee. The Borrower will pay the Bank a facility fee on the Effective Date in the amount of $100,000.00 (the "Facility Fee"), which Facility Fee shall be fully-earned and non-refundable upon payment.

         3.2 The Expedite Fee. The Borrower will pay the Bank an expedite fee on the Effective Date in the amount of $50,000.00 (the "Expedite Fee"), which Expedite Fee shall be fully-earned and non-refundable upon payment.

         3.3      Change to Unused Facility Fee. The existing Section 3.3 of
Schedule 1 is hereby deleted and a new Section 3.3 is hereby added to read in full as follows:

                  "3.3 Unused Facility Fee. Borrower shall pay the Bank, payable on the first day of each calendar quarter in arrears during the term hereof, an Unused Facility Fee as follows: (i) so long as Borrower has maintained at least Five Million Dollars ($5,000,000.00) on deposit with the Bank and its Affiliates at all times over the immediately preceding calendar quarter, an Unused Facility Fee equal to the product of (a) 0.45% multiplied by (b) an amount equal to the undrawn portion of the Credit Limit over the immediately prior calendar quarter, calculated on the basis of 360-day calendar year; and (ii) if at any time during the immediately preceding calendar quarter Borrower maintained less than Five Million Dollars ($5,000,000.00) on deposit with the Bank and its Affiliates, an Unused Facility Fee equal to the product of (a) 2.00% multiplied by (b) an amount equal to the undrawn portion of the Credit Limit over the immediately prior calendar quarter, calculated on the basis of 360-day calendar year."

4. Extension of the Maturity Date. The Maturity Date shall be extended to June 30, 2005, and Section 4 of Schedule 1 is hereby amended accordingly.

5.       Change to Financial Covenants.

         5.1      Consolidated Revenues Covenant. The existing Section 5.1 of
Schedule 1 is hereby deleted and a new Section 5.1 is hereby added to read in full as follows:

                  "5.1     Minimum Consolidated Revenues. Borrower shall
                  maintain minimum Consolidated Revenues on a rolling three-month basis (the first such three-month period being 10/1/03 - 12/31/03), measured by the Bank each month commencing on December 31, 2003, in the following amounts: (i) $18,000,000.00 for each month through June 30, 2004; and (ii) $18,500,000.00 for each month thereafter. For purposes of this covenant, "Consolidated Revenues" shall mean the revenues of Borrower

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                  and its subsidiaries as reported to the Bank on a consolidated basis in Borrower's monthly financial statements."

         5.2 Minimum Americas Revenues. Borrower shall maintain minimum Americas Revenues on a rolling three-month basis, measured by the Bank each month commencing on the Effective Date, in an amount equal to $7,500,000 for each month through the Maturity Date. For purposes of this covenant, "Americas Revenues" shall mean the revenues generated by the Borrower.

         5.3 Going Concern Qualification. The Borrower shall cause its external accountants to remove the "going concern" qualification issued in December 2003 by no later than April 30, 2004.

6. Designation of Senior Debt. The Borrower hereby designates the indebtedness evidenced in the Senior Debt Facility as a "Designated Senior Debt" under, and as such term is defined in, the Indenture and hereby agrees, as soon as practicable, to notify the Trustee of such designation.

7. Banking Relationship. The second sentence of Section 8.1 of Schedule 1 is hereby amended and restated as follows:

                  "Without limiting the generality of the foregoing, Borrower shall at all times maintain unrestricted cash or cash equivalents on deposit with the Bank in an amount not less than (i) $5,000,000.00 for each month through March 31, 2005; and (ii) $2,000,000.00 each month thereafter until the Maturity Date."

8. Reaffirmation of Obligations. The Borrower reaffirms to the Bank that, as of the date hereof, the outstanding principal amount of all Loans under the Senior Loan Documents (including the face amount of all Letters of Credit outstanding under the Letter of Credit Sublimit) is $2,701,501.00. The Borrower acknowledges that the Senior Loan Documents fully and accurately reflect and constitute the valid and enforceable Obligations of the Borrower to the Bank, and the Borrower remains fully obligated to perform all covenants thereunder and has no defenses to or offsets against such Obligations.

9. Conditions to Effectiveness. The following conditions must be satisfied in full, or waived in writing by the Bank, before this Third Amendment shall be effective and the Bank shall become obligated hereunder.

         9.1 Execution and Delivery of Documents. The Borrower shall have executed and delivered to the Bank this Third Amendment, and the Bank shall have received any and all other instruments and documents, fully executed and in form and substance acceptable to the Bank, as are contemplated hereby or otherwise reasonably requested by the Bank.

         9.2 Extension of Note Payment Date. The Borrower shall have executed, and notified the Bank of the execution of, an agreement (in form and substance acceptable to the Bank) with each of the Cheung Kong Investors extending the Note Payment Date from April 1, 2005 to April 1, 2006.

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         9.3      Payment of Fees and Expenses. The Borrower shall have paid to the Bank all fees due and owing under the Senior Loan Documents as amended hereby (including but not limited to the Facility Fee), as well as a sum sufficient to reimburse the Bank for all costs and expenses incurred by the Bank in entering into this Third Amendment and any and all other documents and instruments contemplated hereby or thereby (including but not limited to all attorneys' fees and expenses.)

         9.4 Representations and Warranties; No Default. The representations and warranties of the Borrower as set forth in the Senior Loan Documents shall be true and correct in all material respects as of the date on which this Third Amendment becomes effective, and no Event of Default shall have occurred and be continuing as of such date without having been cured.

10. Condition Subsequent. In the event that the Borrower fails to obtain within 15 days after the Effective Date an acknowledgement from each of the Investors, the Second Subordinated Creditors and the Third Subordinated Creditors, in form and substance acceptable to the Bank, that the First Subordination Agreement, the Second Subordination Agreement and the Third Subordination Agreement, respectively, remain in full force and effect after the Effective Date, this Third Amendment shall be of no further force or effect whatsoever and the Senior Debt Facility shall be deemed to mature on October 31, 2004.

11. Continued Full Force and Effect. Except to the extent expressly amended hereby, all of the terms and provisions of the Senior Loan Documents shall remain in full force and effect, and the lien in favor of the Bank in the Collateral shall be and remain a fully perfected senior lien upon all of the Collateral pursuant to the terms of the Senior Loan Documents, it being the intent of the parties that nothing herein shall affect or impair the Bank's rights or remedies under the Senior Loan Documents or its lien upon the Collateral. Henceforth, the term "Loan Documents" shall be deemed to mean the Senior Loan Documents as modified and supplemented by the terms of this Third Amendment, and any default of the Borrower hereunder shall constitute an Event of Default under the Senior Loan Documents.

12.      General Provisions.

         12.1 Choice of Law and Venue. This Third Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law, and any action or proceeding arising out of this Third Amendment shall be commenced in the Superior Court of the State of California for the County of Santa Clara, or in the District Court of the United States in the Northern District of California.

         12.2 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, ON THE ONE HAND, AND THE BANK, ON THE OTHER HAND, WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS THIRD AMENDMENT, THE SENIOR LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS THIRD AMENDMENT. EACH

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PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL AND UNDERSTANDS THE
RAMIFICATIONS THEREOF.

         12.3 Entire Agreement. This Third Amendment, along with the Loan Agreement and the other Senior Loan Documents, together constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersede all prior negotiations, understandings and agreements between the parties with respect to such transactions.

         12.4 Counterparts. This Third Amendment may be executed and delivered in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

         12.5 Time of the Essence. Time is of the essence in the performance by each party of its obligations hereunder and the satisfaction of all conditions specified herein.

         IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute this Third Amendment as of the date first set forth above.

BORROWER:                                    BANK:

CRITICAL PATH, INC.                          SILICON VALLEY BANK,
a California corporation                     a California-chartered bank

By: /s/ James A. Clark                       By: /s/ Brian Harrison
   ----------------------------                 -------------------------------
Name:  James A. Clark                           Name:  Brian Harrison
Title: EVP and CFO                              Title: Vice President

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